Exhibit 99.1

MyDocOnline, Inc.
Financial Statements
As of and For the Year Ended December 31, 2003
and December 31, 2002

Report of Independent Auditors

To the Shareholder of MyDocOnline, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, shareholder’s deficit and cash flows present fairly, in all material respects, the financial position of MyDocOnline, Inc. at December 31, 2003 and December 31, 2002, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 22, 2004

MyDocOnline, Inc. Balance Sheet As of December 31, 2003 and 2002	2 (Thousands of dollars)

	December 31,
	2003	2002
Assets
Current assets:
Accounts receivable	$122	$73
Prepaid expenses	60	—

Total current assets	182	73
Property, plant and equipment, net	2,138	1,941
Intangibles assets, net	442	722
Other assets	5	64

Total assets	$2,767	$2,800

Liabilities and Shareholder’s deficit
Liabilities:
Accounts payable	$882	$891
Payroll liabilities	672	253
Accrued bonuses	1,089	999
Other accrued expenses	661	945
Deferred revenue	183	63

Total Liabilities	3,487	3,151
Commitments and contingencies (note 8)
Shareholder’s deficit:
Common Stock, $0.01 par value, 10,000 shares authorized; 1,000 shares issued and outstanding in 2003 and 2002	—	—
Additional paid-in capital	150	150
Due to Affiliate, net	83,316	55,021
Accumulated deficit	(84,186)	(55,522)

Shareholder’s deficit	(720)	(351)

Total liabilities and Shareholder’s deficit	$2,767	$2,800

See accompanying Notes to Financial Statements.

MyDocOnline, Inc. Statement of Operations As of December 31, 2003 and 2002	3 (Thousands of dollars)

	For the Year Ended
	December 31,
	2003	2002
Net revenues	$701	$117
Cost of revenues	6,452	5,592
Research and development expenses	6,552	4,671
Selling, general and administrative expenses	11,954	10,290
Interest expense	4,407	2,482

Loss before income taxes	28,664	22,918
Income taxes	—	—

Net loss	$28,664	$22,918

See accompanying Notes to Financial Statements.

MyDocOnline, Inc. Statement of Changes in Shareholder’s Deficit As of December 31, 2003 and 2002	4 (Thousands of dollars)

			Due to		Total
	Common	Paid in	Affiliate,	Accumulated	Shareholder’s
	Stock	capital	net	deficit	deficit
Balance at December 31, 2001	$—	150	31,656	(32,604)	$(798)
Increase in Due to Affiliate	—	—	23,365	—	23,365
Net loss for the year 2002	—	—	—	(22,918)	(22,918)

Balance at December 31, 2002	—	150	55,021	(55,522)	(351)
Increase in Due to Affiliate	—	—	28,295	—	28,295
Net loss for the year 2003	—	—	—	(28,664)	(28,664)

Balance at December 31, 2003	$—	150	83,316	(84,186)	$(720)

See accompanying Notes to Financial Statements.

MyDocOnline, Inc. Statement of Cash Flows As of December 31, 2003 and 2002	5 (Thousands of dollars)

	Year Ended December 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(28,664)	$(22,918)
Non-cash items included in net loss:
Depreciation	526	472
Amortization	280	116
Changes in assets and liabilities:
Increase in accounts receivable	(49)	(73)
(Decrease)/ Increase in accounts payable	(9)	78
Increase in accrued expenses	225	1,002
Other, net	119	48

Net cash used by operating activities	(27,572)	(21,275)

Cash flows from investing activities:
Property, plant and equipment additions	(723)	(1,256)
Purchase of Dr. Chart business	—	(838)

Net cash used by investing activities	(723)	(2,094)

Cash flows from financing activities:
Increase in net amount due to Affiliate	28,295	23,365

Net cash provided by financing activities	28,295	23,365
Decrease in cash and cash equivalents	—	(4)
Cash and cash equivalents, beginning of period	—	4

Cash and cash equivalents, end of period	$—	$—

Supplemental cash flow information
Interest paid	$—	$—
Income taxes paid	$—	$—

See accompanying Notes to Financial Statements.

MyDocOnline, Inc. Notes to Financial Statements	6 (Thousands of dollars)

1.	Company Background

MyDocOnline, Inc. (the “Company”) was formed in 1999 and purchased by Aventis Pharmaceuticals Inc., (“Affiliate”) in 2000. The Affiliate subsequently contributed the Company to Aventis Holdings Inc. (“AHI”) in 2001. The Company is a wholly owned subsidiary of AHI, which is ultimately a wholly owned subsidiary of Aventis S.A. (“Aventis”), a publicly listed company headquartered in Strasbourg, France.

The Company is a software based company with two major product offerings: Dr. Chart, an on-line ordering system for physicians, and Connect, an internet-based communications platform/interface for physicians and patients first launched in August 2001. Purchased from Cybear during July 2002 (see footnote 3), Dr. Chart is a web-based communication tool that connects healthcare providers and laboratories. Dr. Chart enables doctors to initiate lab orders, check medical necessity compliance and view results rapidly and accurately using a secure Internet connection.

The Connect service enabled physician practices to improve overall patient-physician interactions. The service provided patients, physicians and their staff with online communication tools to schedule appointments, refill prescriptions, received specialist referrals, view laboratory results, received answers to medical and billing questions, verify insurance eligibility and obtain general and specific health information online.

2.	Summary Of Significant Accounting Policies

Basis of Presentation

The financial statements present substantially all of the assets and liabilities, results of operations and cash flows of the Company had it existed and operated as a separate business.

Cash and cash equivalents

Cash equivalents include investment securities with original maturities of three months or less. The Company reclassifies bank overdrafts to accounts and notes payable at year-end. All cash amounts received from customers were remitted directly to the Affiliate to reduce the net amount due to the Affiliate for the years ended December 31, 2003 and 2002.

Research and development expenses

Research and development expenses are charged as an expense as incurred. Such expenses amounted to $6,552 and $4,671 in 2003 and 2002, respectively.

Advertising expenses

Advertising costs are expensed as incurred and included in selling, general and administrative expenses in the Statement of Operations. Advertising expenses totaled approximately $1,210 and $860 for the years ended December 31, 2003 and 2002, respectively.

MyDocOnline, Inc. Notes to Financial Statements	7 (Thousands of dollars)

Revenue Recognition

Revenues are recorded when services are rendered. Subscription fees received from customers in advance are recorded as deferred revenue and recognized ratably over the subscription period. The Company also enters into multiple element arrangements, which includes software licensing, maintenance, and implementation or training services, and recognizes revenue if all of the following occur: persuasive evidence that an arrangement exists, the software is delivered, collection is probable, fees are fixed and determinable and vendor-specific objective evidence of fair value (VSOE) exists to allocate the total fees to the elements of the arrangement. Where VSOE has not been established for certain elements, revenue for all elements is deferred until those elements have been delivered or their fair values have been determined. As the Company was unable to obtain VSOE for its multiple element arrangements, all upfront fees have been deferred for the years ended December 31, 2003 and 2002 and will be recognized into revenue ratably over the term of the related service agreements.

The Company records costs that represent estimated rebates and sales incentives as reductions of revenues at the time of the sale or transaction, based on historical experience.

Revenue by product is as follows:

	December 31,
	2003	2002
Dr. Chart
Subscription and license fees	$443	$97
Interface fees	32	—

Total	475	97

Connect
Subscription fees	210	14
Other fees	16	6

	226	20

	$701	$117

Property, plant, and equipment

Property, plant, and equipment are recorded at cost. Depreciation is calculated using the straight-line method based on the estimated useful lives of the assets as follows: leasehold improvements –three; and machinery and equipment - one to ten years.

Intangible assets

Intangible assets, primarily purchased software, are being amortized on a straight-line basis over an estimated useful life of three years. Costs incurred in the development and testing of software used in the Company’s Connect product related to research, project planning, training, maintenance, general and administrative activities, and overhead costs are expensed as incurred. Certain costs incurred during the development of this software application,

MyDocOnline, Inc. Notes to Financial Statements	8 (Thousands of dollars)

including costs of materials, services and payroll and payroll-related costs for employees directly associated with the development project, qualify for capitalization. Due to the uncertainty of the amount and timing of future net revenues to be generated from these services, all development costs incurred through December 31, 2003 related to such products have been expensed and are included within research and development expenses in the Statement of Operations.

Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”. Deferred income taxes are provided to recognize the effect of temporary differences between financial statement and income tax accounting, when applicable.

The Company’s results of operations are included in the consolidated Federal income tax return of Aventis Inc. (“U.S. Parent”). The aggregate amount of deferred tax assets utilized by the U.S. Parent based on this tax sharing arrangement is $ 10,078 and $ 8,014 for the periods ending December 31, 2003 and 2002, respectively.

Stock options

The Company has stock option plans that permit key members of management to purchase Aventis ordinary shares. The Company accounts for its stock option plans under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. There was no stock-based employee compensation cost reflected in net income for 2003 and 2002 for awards considered fixed awards. Had compensation expense been recorded under the provisions of SFAS 123, the impact on the Company’s net loss would have been:

	2003	2002
Net loss as reported	$28,664	$22,918
Pro forma compensation expense, net of tax	1,266	688
Pro forma net loss	$29,930	$23,606

MyDocOnline, Inc. Notes to Financial Statements	9 (Thousands of dollars)

The weighted average fair value of options granted during 2003 and 2002 was $23.17 and $25.13, respectively. The fair value of each option grant is estimated on that date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2003	2002
Exercise Price	$60.02	$63.21
Expected life of the option	5 years	5 years
5 years-Volatility	36.92%	38.50%
5 years-LT Interest Rate Risk Free	3.91%	3.75%
Net Dividend Yield	2.00%	1.54%

Estimates and assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates, among others include valuation of intangibles and other accruals.

3.	Business Combinations

On July 31, 2002 the Company purchased the Dr. Chart business from Cybear LLC., and Cybear Acquisition Corp. for $1,000. The acquisition was accounted for under the purchase method of accounting. As such, the purchase price has been allocated to assets based on their estimated fair values. Additionally, the Company, through the Affiliate, entered into a promotional service agreement for approximately $5,000. Such amounts were expensed as incurred over the service life and are included in selling, general and administrative expenses in the Statement of Operations. This business is referred to as Dr. Chart in these financial statements.

4.	New Accounting Pronouncements

In the course of 2003 and 2002, the Financial Accounting Standards Board (“FASB”) issued several new standards:

Statement of Financial Accounting Standards (“SFAS”) 146 “Accounting for Costs Associated with Exit or Disposal Activities”, (“SFAS 146”). This statement requires that a liability associated with exit or disposal activities be recognized when the liability is incurred and nullifies EITF Issue 94-3. Prior to the issuance of this statement, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan. This statement also

MyDocOnline, Inc. Notes to Financial Statements	10 (Thousands of dollars)

establishes that the fair value is the objective for initial measurement of the liability. The provisions of SFAS 146 were effective for an exit or disposal activities entered into after December 31, 2002. The adoption of this statement did not have a material effect on the Company’s financial position or results of operations.

SFAS 148 “Accounting for Stock Based Compensation. Transition and Disclosure – an amendment for FASB Statement No. 123” (“SFAS 148”). This statement amends SFAS 123, “Accounting for Stock Based Compensation” (“SFAS 123”) to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This statement was effective for the Company beginning in the year ended December 31, 2002. The Company has elected to continue to apply the provisions of APB No. 25 to its accounting for stock-based compensation to employees, and applies the disclosure provisions specified in SFAS 148.

FIN 46 “Consolidation of Variable Interest Entities”. On January 17, 2003, FASB issued FASB Interpretation No. 46 (“FIN 46”) “Consolidation of Variable Interest Entities an Interpretation of ARB No. 51”. The primary objective of the Interpretation is to provide guidance on the identification of, and financial report for, entities over which control is achieved through means other than voting rights; such entities are known as variable interest entities (VIEs). Once effective, FIN 46 will be the guidance that determines (1) whether consolidation is required under (a) the “controlling financial interest” model of Accounting Research Bulletin No. 51 (“ARB 51”), “Consolidated Financial Statements”, or (b) other existing authoritative guidance or alternatively, (2) whether the variable-interest model under FIN 46 should be used to account for existing and new entities. FIN 46 was subsequently amended by FIN 46R which expands the criteria for determining when a variable interest entity (“VIE”) should be consolidated and addresses measurement of assets and liabilities of VIE’s requiring consolidation. FIN 46R also requires disclosures related VIE’s not consolidated, including purpose, size, activities, and exposure to risk associated with the entities. The provisions of FIN 46R will be effective for any VIE’s of the Company as of the first interim or annual period ending after March 31, 2004. Management does not believe this statement will have a material effect on the Company’s financial position or results of operations.

MyDocOnline, Inc. Notes to Financial Statements	11 (Thousands of dollars)

5.	Property, Plant, And Equipment, Net

	December 31,
	2003	2002
Leasehold Improvements	$101	$101
Machinery and equipment	3,000	2,448
Construction in progress	246	75

	3,347	2,624
Less accumulated depreciation	1,209	683

	$2,138	$1,941

Depreciation expense totaled $526 and $472 for the years ending December 31, 2003 and 2002 respectively.

6.	Intangible Assets

The following tables reflect information pertaining to the intangible assets of the Company as of December 31, 2003 and 2002:

	2003 Amortized
			Accumulated
	Not Subject to	Subject to	Gross
	Amortization	Amortization	Amortization	Net
Purchased Software	—	$838	$(396)	$442

	2002 Amortized
			Accumulated
	Not Subject to	Subject to	Gross
	Amortization	Amortization	Amortization	Net
Purchased Software	—	$838	$(116)	$722

Amortization expense totaled $280 and $116 for the years ending December 31, 2003 and 2002 respectively. The estimated amortization expense on the existing asset base for each of the following five years is as follows: 2004, $280; 2005, $162; 2006 and thereafter, $0.

MyDocOnline, Inc. Notes to Financial Statements	12 (Thousands of dollars)

7.	Related Party Transactions

The U.S. Parent provides accounts payable, payroll, human resources, tax, information systems and other accounting functions to the Company. The cost of these services are allocated by the U.S. Parent based on relevant criteria, primarily consisting of number of employees, facility space and extent of services provided, and is included in the selling, general and administrative expenses in the Statement of Operations. This amount was $1,189 and $1,376 in 2003 and 2002, respectively.

Sales to the U.S. Parent amounted to $150 in 2003. These sales related to the Connect product.

The Affiliate funds substantially all of the operations of the Company. This is reflected in the net due to Affiliate line item. This amount is included as a component of Shareholder’s deficit as there is no ability for the Company to repay the related amounts in the foreseeable future.

The Affiliate also performs cash disbursements and applications for the Company. In doing so, all cash amounts received from customers are used to directly reduce the amount due to Affiliate. The net amount due to Affiliate totaled $83,316 and $55,021 as of December 31, 2003 and 2002 respectively. Interest was imputed at 7.09% on average monthly balances and totaled $4,407 and $2,482 for the years ended December 31, 2003 and 2002, respectively.

8.	Lease Commitment

Rental expense under an operating lease was $150 and $150 for the years ended December 31, 2003 and 2002, respectively. The minimum lease commitment due under the Company’s one-year office building lease is $146.

9.	Other Accrued Expenses

	December 31,
	2003	2002
Software development	$426	$544
Legal	90	20
Marketing and public relations	86	162
Rent	16	17
Property taxes	26	41
Telecommunications	—	138
Other	17	23

	$661	$945

MyDocOnline, Inc. Notes to Financial Statements	13 (Thousands of dollars)

10.	Stock Compensation Plans

Since 2001, certain key members of management are permitted to participate in the stock compensation plans of Aventis. The Company has elected to follow Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock-based compensation and to provide the disclosures required under SFAS No. 123, Accounting for Stock Based Compensation (SFAS 123). APB No. 25 requires no recognition of compensation expense for option grants where the exercise price is equal to the market value at the date of grant.

Aventis Stock Option Plans (“ASOP”) provide a plan participant an option to purchase, after a certain period of time, a share of company stock at a specific grant price. The vesting period is three years and exercise period is seven years for the ASOP 2001, 2002 and 2003. No shares are exercisable at the end of 2003 and 2002 for ASOP grants. Information with respect to options granted to the employees of the Company is as follows:

	2001 Aventis	2002 Aventis	2003 Aventis
	Stock Option	Stock Option	Stock Option
	Plan	Plan	Plan
	November 7,	November 12,	December 2,
Date of Issuance	2001	2002	2003
Number of Participants	12	17	19
Grant Price	$73.91	$63.21	$60.02
Number of rights/options granted at plan inception	55,200	49,460	46,670
Number of rights/options authorized	55,200	49,460	46,670

Outstanding at December 31, 2001	55,200
Granted	—	49,460	—
Exercised	—	—	—
Forfeited	2,800	—	—
Transfer in/(out) the Company	100

Outstanding at December 31, 2002	52,500	49,460	—
Granted	—	—	46,670
Exercised	—	—	—
Forfeited	8,500	8,700	—
Transfer in/(out) the Company	600

Outstanding at December 31, 2003	44,600	40,760	46,670

MyDocOnline, Inc. Notes to Financial Statements	14 (Thousands of dollars)

11.	Other Comprehensive Income

As the Company does not participate in hedging transactions, as described in SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities “, nor maintains marketable securities as described in SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities”, or employee defined plans, as described in SFAS No. 132 “Employers’ Disclosures about Pensions and Other Postretirement Benefits “, or foreign currency denominated transactions, as described in SFAS No. 52 “Foreign Currency Translation “, other comprehensive income includes only the net loss of the company and totaled $28,664 and $22,918 as of December 31, 2003 and 2002 respectively.

12.	Employee Benefit Plan

The Company’s employees are allowed to participate in the retirement plans of the U.S. Parent. The U.S. Parent’s retirement plans include a Savings Plan for all associates. The Savings Plan consists of a Performance Sharing component, under which the U.S. Parent may make annual contributions of up to 6% of each participant’s eligible compensation, and an elective deferral component [401(k)] for voluntary participant contributions. The U.S. Parent matches participant contributions up to the first 4% of eligible pay. If the annual business targets are met or exceeded, the U.S. Parent may approve an additional match of an amount up to 2%. As described in footnote 7 “Related Party Transactions”, the expenses are allocated to the Company as part of the selling, general and administrative charge included the Statement of Operations.

The actual matching contribution for the year ended December 31, 2003 under the Savings Plan is 5.02% and 4.03% for 401(k) and Performance Sharing respectively (5.08% and 4.15% for the year ended December 31, 2002). The total contribution allocated to the Company under the Savings Plan was $430 and $416 for years ended December 31, 2003 and December 31, 2002 respectively.

13.	Deferred Compensation

Certain key members of management are permitted to participate in the deferred compensation plans of the U.S. Parent. The U.S. Parent provides the Aventis Pharmaceuticals Inc. Voluntary Deferred Compensation Plan (the “Plan”), sponsored by Aventis which enables the plan participants to defer from immediate taxation a portion of their future eligible cash compensation. Any pay deferred will earn investment income according to fund selections made by the participants. Account balances will then be distributed according to participants’ elections at pre-selected dates either as in-service withdrawals, or as retirement distributions. Federal taxation to the participants will occur when the distributions are made. The sponsor of the Plan may at its discretion establish and fund a Rabbi trust in support of the obligations of the program. The total liability related to this plan allocated to the Company by the U.S. Parent was $665 and $265 for years ending December 31, 2003 and 2002 respectively.

MyDocOnline, Inc. Notes to Financial Statements	15 (Thousands of dollars)

14.	Income Taxes

The provision for income taxes, prepared on a pro-forma, standalone basis, consists of the following:

	2003	2002
Deferred:
United States (Federal and state)	$(10,078)	$(8,014)
Valuation Allowance	10,078	8,014

Total deferred	—	—

Provision (benefit) for income taxes	$—	$—

The tax effects of the temporary differences, which give rise to a significant portion of deferred income tax assets and liabilities as of December 31, 2003 and 2002, and consist of the following:

	2003	2002
Net operating loss	$18,889	$8,312
Other assets	138	137

Deferred tax assets	19,027	8,449
Valuation allowance	(18,094)	(7,933)

Net deferred tax assets	933	516

Property, plant, and equipment (depreciation)	933	516

Deferred tax liabilities	933	516

Net deferred taxes	$—	$—

The effective income tax rate differs from the U. S. statutory rate of 35 percent as follows:

	2003	2002
Expected tax benefit at U.S. statutory income tax rate	$(10,089)	$(8,022)
Valuation allowance on NOL	10,078	8,014
Other	11	8

Provision for income taxes	$—	$—

15.	Geographic And Product Information

The Company provides innovative tools that enable online communication across the healthcare community, enhancing efficiency and patient care. Its comprehensive product suite of software - MyDocOnline Connect and MyDocOnline Dr Chart - offers a secure communication channel between healthcare providers, their clinical and administrative partners, and their patients. The Company operates in one reportable business segment.

MyDocOnline, Inc. Notes to Financial Statements	16 (Thousands of dollars)

The Company’s operations are concentrated solely in the United States.

The Company sells to customers in the healthcare industry, primarily large hospital facilities and medical clinics. The Company has customers which each accounted for greater than 10% of revenues and accounts receivable for the year ended December 31, 2003 and 2002 as follows:

	Revenues		Accounts receivable
	2003	2002	2003	2002
Customer A	29%	43%	41%
Customer B		15%	15%
Customer C			11%
Customer D	21%
Customer E				42%
Customer F				31%
Customer G		10%

16.	Significant Risks And Uncertainities

The Company has contracted with one vendor to provide a majority of its software development. This vendor is responsible for all technical development of the software; however the Company retains ownership rights to any source code and also maintains adequate recovery procedures to mitigate potential risk of loss from having only one supplier.

Additionally, the Company has contracted with one network hosting service to host its website products. The Company has a business continuity plan in place to mitigate possible risk of loss that may result from this concentration of services.

In the normal course of business, the Company is involved in various legal matters. Based upon discussions with counsel, management is of the opinion that the liability, if any, resulting from pending legal actions and claims would not have a material impact on the financial position of the Company.

17.	Subsequent Events

On January 30, 2004, AHI sold substantially all of the assets of the Company to Zix Corporation (“Zix”) a provider of electronic health care solutions in Dallas, Texas.